UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2017

CROCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7477 East Dry Creek Parkway Niwot, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement.

On June 6, 2017, Crocs, Inc. (the “Company”) and Blackstone Capital Partners VI L.P. entered into an amendment (the “Amendment”) to the Investment Agreement, dated December 28, 2013, as amended.  The Amendment permits the size of the Board of Directors (the “Board”) of the Company to be increased from eight members to nine members through the Company’s 2018 annual meeting of stockholders.

The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Andrew Rees as a Director

On June 6, 2017, the size of the Board was expanded to nine members and Andrew Rees, the Company’s President and Chief Executive Officer, was appointed to the Board as a Class I director.

Mr. Rees will not receive any additional compensation for his service on the Board.  There are no understandings or arrangements between Mr. Rees and any other person pursuant to which he was selected as a director.

Approval of the Amendment and Restatement of the 2008 Cash Incentive Plan

On June 6, 2017, at the Company’s 2017 Annual Meeting of the Stockholders (the “Annual Meeting”), the Company’s stockholders approved an amendment and restatement of the Crocs, Inc. 2008 Cash Incentive Plan (the “Plan”) to, among other things, allow payments under the Plan to qualify for deductibility for federal income tax purposes under Internal Revenue Code Section 162(m). The amendment and restatement of the Plan became effective immediately upon stockholder approval at the Annual Meeting.

The summary of the Plan included herein is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On June 6, 2017, the Company held its Annual Meeting in Boulder, Colorado.  The results of the matters submitted to a vote of the stockholders at the Annual Meeting were as follows:

(a)       The nominees for election as Class III directors to serve until the 2020 annual meeting of stockholders and thereafter until their successors are duly elected and qualified, were elected based on the following votes:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jason Giordano	70,345,221	646,600	8,665,361
Thomas J. Smach	70,121,852	869,969	8,665,361
Prakash A. Melwani	70,149,254	842,567	8,665,361

(b)       The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2017 was approved based on the following votes:

Votes For	Votes Against	Votes Abstaining
79,205,482	417,017	34,683

(c)       The proposal regarding the advisory vote to approve the compensation of the Company’s named executive officers was approved based on the following votes:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
70,132,371	816,005	43,445	8,665,361

(d)       The stockholders selected a frequency of every year for future advisory votes to approve the compensation of the Company’s named executed officers based on the following votes:

1 Year	2 Years	3 Years	Votes Abstaining	Broker Non-Votes
60,455,216	169,854	10,307,839	58,912	8,665,361

(e)       The proposal to approve the amendment and restatement of the Company’s 2008 Cash Incentive Plan was approved based on the following votes:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
69,829,831	1,089,009	72,981	8,665,361

As indicated above, a significant majority of stockholders voted, on an advisory basis, in favor of holding advisory votes to approve named executive officer compensation every year. In light of these results, the Company’s Board has determined to hold an advisory vote to approve named executive officer compensation every year until the next required advisory vote on the frequency of future votes on named executive officer compensation or until the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the stockholders of the Company.

Item 9.01.                                        Financial Statements and Exhibit

(d)  Exhibits

Exhibit No.	Description

10.1	Second Amendment to Investment Agreement, dated as of June 6, 2017, between Crocs, Inc. and Blackstone Capital Partners VI L.P.

10.2	Crocs, Inc. 2008 Cash Incentive Plan (as Amended and Restated)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: June 7, 2017	By:	/s/ Daniel P. Hart
Daniel P. Hart
Executive Vice President, Chief Legal and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Investment Agreement, dated as of June 6, 2017, between Crocs, Inc. and Blackstone Capital Partners VI L.P.

10.2	Crocs, Inc. 2008 Cash Incentive Plan (as Amended and Restated)